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                                                                   EXHIBIT 10.13


Institute of Organic Chemistry and           Rega Institute for Medical Research
Biochemistry of the Academy of Sciences      Katholieke Universiteit Leuven
of the Czech Republic                        Minderbroedersstraat 10
Flemingovo nam.2                             B-3000 Leuven
166 10 Praha 6                               Belgium
Czech Republic                               Attention: Professor Dr. De Clercq
Attention: Dr. Antonin Holy


December 27, 2000

RE: License Agreement between Gilead Sciences, Inc. ("Gilead"), the Institute of Organic Chemistry and Biochemistry, as an integral part of the Ceskoslovenska akademie ved ("IOCB"), and Rega Stichting v.z.w. ("REGA") dated November 15, 1991, as amended prior to the date of this letter agreement (such Agreement, the "1991 License Agreement"), and License Agreement between Gilead Sciences, Inc., IOCB and REGA dated December 1, 1992, as amended prior to the date of this letter agreement (such Agreement, the "1992 License Agreement"). The 1991 License Agreement and the 1992 License Agreement are referred to collectively as the "License Agreements".

Dear Drs. Holy and De Clercq:

We are writing to set forth the terms upon which we have agreed to amend the License Agreements, as described below.

"Amendment Date" as used herein shall mean the date the last signatory to this letter agreement signs this letter agreement.

We agree as of the Amendment Date as follows:

1.  The following definition shall be added to Article I of the 1991 License
    Agreement:

      "Adefovir" shall mean adefovir dipivoxil, or 9-[2-[[bis[(pivaloyloxy)methyl]phosphinyl]-methoxy]ethyl]adenine.

2.  The following definition shall be added to Article I of the 1992 License
    Agreement:

      "Tenofovir" shall mean (R) PMPA or tenofovir disoproxil fumarate or 9-[(R)-2-[[bis[[(isopropoxycarbonyl)oxy]-methoxy]phosphinyl]methoxy] propyl]adenine fumarate.

3. All capitalized terms used in this Section 3 but not defined herein shall have the meanings given in the 1991 License Agreement. Section IV A. b) and
    Section IV A. c) of the 1991 License Agreement shall be deleted and replaced in its entirety with the following:

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      "b)  five percent (5%) of NET SALES of LICENSED PRODUCT other than
           LICENSED PRODUCT containing Adefovir as a LICENSED COMPOUND, and three percent (3%) of NET SALES of LICENSED PRODUCT containing Adefovir as a LICENSED COMPOUND, sold by GILEAD and its AFFILIATES and sublicensees, the manufacture, use or sale of which would, but for the LICENSE, infringe a VALID CLAIM of LICENSED PATENTS in the country of sale, except as set forth in the following sentence. With respect to NET SALES which would be royalty-bearing as set forth in the previous sentence, but as to which the same LICENSED COMPOUND or LICENSED PRODUCT is being sold in such country by any THIRD PARTY except under this Agreement, and as to which GILEAD or IOCB/REGA is not seeking diligently to enforce its LICENSED PATENTS, GILEAD shall pay to IOCB/REGA a total of two and one-half percent (2.5%) of NET SALES if such LICENSED COMPOUND or LICENSED PRODUCT is not or does not contain Adefovir as a LICENSED COMPOUND, and one and one-half percent (1.5%) if such LICENSED COMPOUND or LICENSED PRODUCT is, or does contain Adefovir as a LICENSED COMPOUND.

      c) two and one-half percent (2.5%) of NET SALES of LICENSED PRODUCT not containing Adefovir as a Licensed Compound and sold by GILEAD and its AFFILIATES and sublicensees that is not covered by LICENSED PATENTS but exploits the TECHNICAL INFORMATION and the KNOW-HOW and no royalties on LICENSED PRODUCT containing Adefovir as a LICENSED COMPOUND and sold by GILEAD and its AFFILIATES and sublicensees that is not covered by LICENSED PATENTS but exploits the TECHNICAL INFORMATION and the KNOW-HOW."

4. All capitalized terms used in this Section 4 but not defined herein shall have the meanings given in the 1992 License Agreement. Section IV A. b) and
    Section IV A. c) of the 1992 License Agreement shall be deleted and replaced in its entirety with the following:

      "b) five percent (5%) of NET SALES of LICENSED PRODUCT other than LICENSED PRODUCT containing Tenofovir as a LICENSED COMPOUND, and three percent (3%) of NET SALES of LICENSED PRODUCT containing Tenofovir as a LICENSED COMPOUND, sold by GILEAD and its AFFILIATES and sublicensees, the manufacture, use or sale of which would, but for the LICENSE, infringe a VALID CLAIM of LICENSED PATENTS in the country of sale, except as set forth in the following sentence. With respect to NET SALES which would be royalty-bearing as set forth in the previous sentence, but as to which the same LICENSED COMPOUND or LICENSED PRODUCT is being sold in such country by any THIRD PARTY except under this Agreement, and as to which GILEAD or IOCB/REGA is not seeking diligently to enforce its LICENSED PATENTS, GILEAD shall pay to IOCB/REGA a total of two and one-half percent (2.5%) of NET SALES if such LICENSED COMPOUND or LICENSED PRODUCT is not or does not contain Tenofovir as a LICENSED COMPOUND, and one and one-half percent (1.5%) if such LICENSED COMPOUND or LICENSED PRODUCT is, or does contain Tenofovir as a LICENSED COMPOUND.

      c) two and one-half percent (2.5%) of NET SALES of LICENSED PRODUCT not containing Tenofovir as a LICENSED COMPOUND and sold by GILEAD and its AFFILIATES and sublicensees that is not covered by LICENSED PATENTS but exploits the TECHNICAL INFORMATION and the KNOW-HOW and no royalties on LICENSED PRODUCT containing Tenofovir as a LICENSED COMPOUND and sold by GILEAD and its AFFILIATES and sublicensees that is not covered by LICENSED PATENTS but exploits the TECHNICAL INFORMATION and the KNOW-HOW."

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5.  In consideration of your agreement to amend the 1991 License Agreement,
    GILEAD will pay for LICENSED PRODUCT containing Adefovir as provided in
    Section 3 above, to IOCB and REGA together a single payment of One Million Seven Hundred Seventy Thousand United States dollars ($1,770,000) as follows:

/ / Gilead will pay $885,000 to REGA; and

/ / Gilead will pay $885,000 to IOCB.

6. In consideration of your agreement to amend the 1992 License Agreement, GILEAD will pay for LICENSED PRODUCT containing Tenofovir as provided in
    Section 4 above, to IOCB and REGA together a single payment of Nine Million Two Hundred Thirty Thousand United States dollars ($9,230,000) as follows:

/ / Gilead will pay $4,615,000 to REGA; and

/ / Gilead will pay $4,615,000 to IOCB.

7. REGA, IOCB and Gilead each agree that Section 1 of ANNEX 1 to the Agreement made by and between REGA, IOCB and Gilead, effective April 1, 1997 ("Section 1"), shall be amended such that IOCB and REGA shall each receive 50% of the amounts payable by Gilead instead of 52% and 48%, respectively.
    Section 1 shall otherwise remain unchanged.

8. The payments under Section 5 and 6 above shall be net, and no deduction shall be made by Gilead in respect of any withholding or other tax payable in respect thereof imposed in the United States of America, which shall be the responsibility of Gilead for its own account. Gilead hereby agrees to indemnify and hold harmless REGA and IOCB against and to reimburse REGA and IOCB for all withholding or other taxes paid or payable in the United States of America in respect of the payments under Section 5 and 6 above. Gilead shall make the payments required under Section 5 and 6 above by wire transfer of immediately available funds within five (5) business days of Gilead's receipt of a fully countersigned copy of this letter agreement to the following accounts:

To REGA:  Generale Bank
          Account No. 230-0190070-67
          Stichting REGA v.z.w., Minderbroedersstraat 10, 3000 Leuven, Belgium

To IOCB:  Ceska narodni banka Praha 1
          Account No. 11338031/0710
          Bank code 0710
          Account holder: Ustav organicke chemie a biochemie, Praha 6, Flemingovo nam.2.
          Czech Republic

9. IOCB and REGA each agree that no commission, royalty or other obligation shall be owed by Gilead to any third party as a result of any payments made under this letter agreement.

10. Except as expressly provided in this letter agreement, the License Agreements shall remain unchanged.

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The offer contained in this letter agreement shall be valid until, and this letter agreement shall become binding upon each of us only if Gilead receives a executed counterpart of this letter agreement by facsimile from all of the signatories listed below on or before, 11:59 p.m., Pacific Standard Time on December 27, 2000. To indicate your agreement to amend the License Agreements and other provisions of this letter agreement as specified above, please sign below and return to me one copy of this letter by facsimile (650-522-5444). This letter agreement may be executed in multiple counterparts, each of which shall be an original and all of which shall together constitute the same document.


Yours sincerely,


Gilead Sciences, Inc.


By:    /s/ John C. Martin, Ph.D.
    John C. Martin, Ph.D.
    President and Chief Executive Officer




Accepted and Agreed,                         Accepted and Agreed,

Institute of Organic Chemistry and           Rega Stichting  v.z.w.
Biochemistry of the Academy of Sciences
of the Czech Republic

By:    /s/  Dr. Antonin Holy                 By:    /s/  Professor Dr. De Clercq

Name:  Dr. Antonin Holy                      Name:  Professor Dr. De Clercq

Date:  December 27, 2000                     Date:  December 27, 2000


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